EXHIBIT 99.1

APOGEE UPDATES FY18 OUTLOOK FOR EFCO ACQUISITION IMPACT

- Apogee remains confident in longer-term growth outlook for

U.S. commercial construction markets, has positive outlook for FY19

- Apogee to host investor conference call today at 8 a.m. CT/9 a.m. ET

MINNEAPOLIS (August 23, 2017) – Apogee Enterprises, Inc. (Nasdaq:APOG) today announced revisions to its fiscal 2018 outlook primarily related to the acquisition of EFCO, which closed early in the second quarter that ends September 2.

“We continue to feel good about the North American non-residential construction markets. Based on second-quarter growth in our reported segment backlogs, our bidding activity and external metrics, we see continued market growth for three years and feel especially good about Apogee’s growth and profit prospects for fiscal 2019,” said Joseph F. Puishys, Apogee chief executive officer. “Our recent acquisitions of Sotawall and EFCO are helping us build a more diversified portfolio, which offers greater long-term growth opportunities while contributing to more stable performance throughout an economic cycle.”

Apogee estimates that EFCO revenues and margins will be slightly lower than initially anticipated due to revised cost estimates made post closing on some projects that EFCO will be delivering in the second half of fiscal 2018. Fiscal 2018 revenues for EFCO are now expected to be approximately $200 million, compared to the previous outlook of $200 to $220 million, and the operating margin is expected to be 2 to 3 percent, compared to mid-single digit.

“EFCO is a great acquisition with significant long-term potential. With a concentration in mid-size to smaller commercial construction projects, EFCO supports our efforts to diversify future revenue streams. At the same time, it complements and accelerates our strategies to grow through new products and new geographies,” said Puishys. “In three years, we expect to improve EFCO operating margins to double-digits and to achieve annual synergies of $10 to $15 million.”

Additional impacts to outlook include growing competitive pressures in the architectural glass mid-size project market that are expected to reduce full-year growth to low single-digits as ongoing productivity improvements drive increases in operating margin. The longer-term outlook related to European competition on larger projects is brightening with strengthening of the Euro. Relative to foreign exchange, Apogee expects an approximate $2 million non-cash, negative impact in the second quarter from the architectural framing systems segment Sotawall business, which fabricates in Canada and currently is primarily executing projects in the United States.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“Looking ahead, for fiscal 2019 we expect double-digit revenue growth and triple-digit operating margin improvement, based on our order pipeline, bidding and backlog already booked for fiscal 2019,” said Puishys.

Updated fiscal 2018 full-year guidance, compared to earlier guidance, includes:

–	Revenue growth of 24 to 26 percent, compared to 26 to 28 percent.

–	Operating margin of 10.0 to 10.5 percent, compared to 10.5 to 11.0 percent.

○	Adjusted operating margin of 11.0 to 11.5 percent, compared to 11.5 to 12.0 percent.

–	Earnings per share of $3.05 to $3.25, compared to $3.31 to $3.51.

○	Adjusted EPS of $3.40 to $3.60, up at least 12 percent from the prior year; this compares to prior adjusted EPS guidance of $3.65 to $3.85.

–	Adjusted earnings guidance excludes the after-tax impact of:

○	Amortization of short-lived acquired intangibles associated with the acquired backlog of Sotawall and EFCO of $7 million ($0.24 per diluted share).

○	Acquisition-related costs for Sotawall and EFCO of approximately $3 million ($0.11 per diluted share).

CONFERENCE CALL TODAY

Apogee will host a teleconference and webcast at 8 a.m. Central Time/9 a.m. Eastern Time today, August 23. To participate in the teleconference, call (866) 525-3151 toll free or (330) 863-3393 international, access code 75298290. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on investors, then overview and then the webcast link on that page. The webcast also will be archived for replay on the company’s web site.

ABOUT APOGEE ENTERPRISES

Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in four segments, with three of the segments serving the commercial construction market:

-	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.

-	Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau, a manufacturer of custom aluminum window systems and curtainwall; Sotawall, a manufacturer of unitized curtainwall systems; EFCO, a manufacturer of aluminum window, curtainwall, storefront and entrance systems; Tubelite, a manufacturer of aluminum storefront, entrance and curtainwall products; Alumicor, a manufacturer of aluminum storefront, entrance, curtainwall and window products for Canadian markets; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

-	Architectural Services segment consists of Harmon, one of the largest U.S. full-service building glass installation companies.

-	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for framing and display applications.

USE OF NON-GAAP FINANCIAL MEASURES

This news release and other financial communications may contain the following non-GAAP measures:

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Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share or adjusted EPS”) are used by the company to provide meaningful supplemental information about its operating performance by excluding amounts that are not

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

considered part of core operating results when assessing performance to improve comparability of results from period to period. Examples of items excluded to arrive at these adjusted measures include the impact of acquisition-related costs and amortization of short-lived acquired intangibles associated with backlog.

-	Backlog represents the dollar amount of revenues Apogee expects to recognize in the near-term from firm contracts or orders. The company uses backlog as one of the metrics to evaluate near-term sales trends in its business.

Management uses these non-GAAP measures to evaluate the company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. These non-GAAP measures should be viewed in addition to, and not as an alternative to, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measure for comparison with other companies.

FORWARD-LOOKING STATEMENTS

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; (B) fluctuations in foreign currency exchange rates; (C) actions of new and existing competitors; (D) ability to effectively utilize and increase production capacity; (E) product performance, reliability and quality issues; (F) project management and installation issues that could result in losses on individual contracts; (G) changes in consumer and customer preference, or architectural trends and building codes; (H) dependence on a relatively small number of customers in certain business segments; (I) revenue and operating results that could differ from market expectations; (J) self-insurance risk related to a material product liability or other event for which the company is liable; (K) dependence on information technology systems and information security threats; (L) cost of compliance with and changes in environmental regulations; (M) interruptions in glass supply; (N) loss of key personnel and inability to source sufficient labor; and (O) integration of recent acquisitions. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 4, 2017.

Contact:	Mary Ann Jackson
Investor Relations
(952) 487-7538
mjackson@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com